UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
___________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2011
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ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Road, #555 Del Mar, CA		92014
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

See the description in Item 5.02 below of the indemnity agreements and the option agreements between the Company and the new directors of the Company discussed below.

Item 5.02                      Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, the board of directors (the “Board”) of Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) appointed two new non-employee independent directors to the Board.  The new directors are Craig Johnson and Tina S. Nova, Ph.D.

Mr. Johnson, a certified public accountant, currently serves as Senior Vice President and Chief Financial Officer of Novadel Pharma, Inc., a public specialty pharmaceutical company.  Mr. Johnson is also a director and the Chair of the Audit Committee of Ardea Biosciences, a publicly traded biotechnology company.  He has held chief financial officer and senior financial executive positions at several life science and early-stage technology companies.  Prior to these positions, Mr. Johnson worked for the accounting firm Price Waterhouse LLP.

Dr. Nova has been the President and Chief Executive Officer and a director of Genoptix, Inc., a public life science company based in Carlsbad, California, since 2000.  Genoptix recently announced an agreement to be acquired by Novartis in an all cash tender offer by Novartis for all of the outstanding shares of Genoptix at a per share price that implies a total fully-diluted equity value of approximately $470 million and an enterprise value of approximately $330 million.  Before joining Genoptix, Dr. Nova held executive positions with several life science companies.  Dr. Nova currently serves as a member of the board of directors of Arena Pharmaceuticals, Inc. and Cypress Bioscience, Inc., both publicly held clinical-stage biopharmaceutical companies.  Dr. Nova’s appointment fills a vacancy created by the resignation of Karen Klause, who resigned from the Board in connection with the appointment of the new directors because of unexpected family and health-related reasons.

Each of Mr. Johnson and Dr. Nova received an initial outside director nonqualified stock option award under the Company’s Company’s 2009 Equity Incentive Plan (the “Plan”), to purchase 50,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant.  These initial grants will vest 50% on the grant date, with the balance vesting in equal monthly installments over a period of three years from the grant date.  Mr. Johnson and Dr. Nova will also be eligible to receive annual option grants under the provisions of the Plan relating to non-employee directors.  In addition to receipt of the initial option awards, Mr. Johnson and Dr. Nova will be eligible to receive cash directors fees pursuant to the Company’s policies for compensation to directors.  Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities.  Each of Mr. Johnson and Dr. Nova will also enter into the Company’s form of indemnity agreement for directors.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: February 14, 2011	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer